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                                                                    EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


February 19, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated February 19, 2002 of SunTrust Banks, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP


Cc:  Mr. John Spiegel, CFO, SunTrust Banks, Inc.